Exhibit 99.1

NEWS RELEASE

Midcoast Energy Partners, L.P. Declares Distribution and Reports

Earnings for Second Quarter 2016

HOUSTON — (July 28, 2016) -

Midcoast Energy Partners, L.P. (NYSE:MEP) ("Midcoast Partners" or "the Partnership") announced today that the board of directors of its general partner has declared a quarterly cash distribution of $0.3575 per unit, or $1.43 per unit on an annualized basis on all of its outstanding common and subordinated units, for the quarter ended June 30, 2016. The approved distribution remains unchanged from the previous quarter and represents an increase of 1.4 percent over the second quarter of 2015. The distribution is payable on August 12, 2016 to unitholders of record at the close of business on August 5, 2016.

Midcoast Partners reports net loss and cash used in operating activities for the three months ended June 30, 2016 of $36.8 million and $20.5 million, respectively.

Midcoast Partners reports adjusted EBITDA and distributable cash flow for the three months ended June 30, 2016 of $21.3 million and $16.5 million, respectively. See non-GAAP reconciliation section below for additional information about these measures.

SECOND QUARTER HIGHLIGHTS

●	Solid first-half 2016 financial performance, benefited by sustainable cost reduction measures.

●	Divestiture of non-core trucking assets underway.

●	Commodity-based cash flows for 2016 hedged over 90 percent at above current market prices.

●	Distribution agreement in place with sponsor supporting 1.0x coverage through 2017. (1)

“Our team at Midcoast continues to execute well in light of the current low commodity price environment,” said C. Gregory Harper, president for the Partnership. “We are pleased with our solid second quarter financial results, which are backed by ongoing cost reductions, further asset optimizations and hedges in place above current market prices.”

“The Partnership remains focused on executing on our current strategic priorities related to our core gathering and processing business and the rationalization of certain non-core assets. We are in the process of closing on the sale of certain trucking assets in our Logistics and Marketing segment,” Harper continued. “Initiatives to strengthen the core business are complemented by encouraging natural gas and natural gas liquids (NGL) commodity fundamentals in the medium term. Our gathering and processing assets are well positioned to benefit from expected natural gas and NGL demand growth over the next several years, particularly in the Gulf Coast region.”

In May, the Partnership and its sponsor, Enbridge Energy Partners, L.P. (“EEP”), announced the evaluation of strategic alternatives to address challenges in our jointly owned natural gas business, Midcoast Operating L.P. (“Midcoast Operating” or “MOLP”).

“The strategic evaluation is ongoing,” Harper said. “We are working with a long-term perspective to maximize the value of the business and expect to complete the evaluation by the end of this year.”

(1)	As previously disclosed, distribution agreement in place with sponsor to support 1.0x coverage of a declared distribution with a term through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

COMPARATIVE EARNINGS STATEMENT

The financial results for the three and six months ended June 30, 2016 for Midcoast Partners are presented on a consolidated basis. We own a 51.6 percent controlling interest in Midcoast Operating, and for the three and six months ended June 30, 2016, we consolidated the results of operations of Midcoast Operating and recorded a 48.4 percent non-controlling interest deduction for EEP’s interest in Midcoast Operating.

COMPARATIVE EARNINGS STATEMENT

	Three months ended		Six months ended
	June 30,		June 30,
(unaudited, dollars in millions except per unit amounts)	2016	2015	2016	2015
Operating revenue	$427.6	$780.1	$859.5	$1,653.6
Operating expenses:
Cost of natural gas and natural gas liquids	359.1	670.6	707.1	1,449.7
Operating and maintenance	61.9	69.5	119.1	132.9
General and administrative	16.9	18.9	32.5	39.9
Goodwill impairment	-	226.5	-	226.5
Asset impairment	10.6	12.3	10.6	12.3
Depreciation and amortization	40.0	40.8	79.5	79.1
Operating loss	(60.9)	(258.5)	(89.3)	(286.8)
Interest expense, net	(8.2)	(7.2)	(16.5)	(13.9)
Other income	6.6	6.1	13.9	11.8
Loss before income tax expense	(62.5)	(259.6)	(91.9)	(288.9)
Income tax benefit (expense)	(0.5)	3.1	(1.4)	2.3
Net loss	(63.0)	(256.5)	(93.3)	(286.6)
Less: Net loss attributable to noncontrolling interest	(26.2)	(120.0)	(36.3)	(130.1)
Net loss attributable to general and limited partner
ownership interest in Midcoast Energy Partners, L.P.	$(36.8)	$(136.5)	$(57.0)	$(156.5)
Net loss attributable to limited partners	$(36.0)	$(133.7)	$(55.8)	$(153.3)
Weighted average limited partner units (millions)	45.2	45.2	45.2	45.2
Net loss per limited partner unit (dollars)	$(0.79)	$(2.96)	$(1.23)	$(3.39)

COMPARISON OF QUARTERLY RESULTS

Following are explanations for significant changes in Midcoast Operating’s financial results, comparing the three and six months ended June 30, 2016 with the same period of 2015. The comparison refers to operating income and adjusted operating income. Adjusted operating income excludes the effect of certain non-cash and other items that we believe are not indicative of our core operating results (see Non-GAAP Reconciliations section below).

Midcoast Operating	Three months ended		Six months ended
Operating Income (Loss)	June 30,		June 30,
(unaudited, dollars in millions)	2016	2015	2016	2015
Gathering, Processing and Transportation	$(42.6)	$(228.1)	$(69.9)	$(235.7)
Logistics and Marketing	(17.5)	(29.3)	(17.4)	(48.3)
Operating loss	(60.1)	(257.4)	(87.3)	(284.0)
MEP Corporate	(0.8)	(1.1)	(2.0)	(2.8)
Operating loss	$(60.9)	$(258.5)	$(89.3)	$(286.8)

Midcoast Operating	Three months ended		Six months ended
Adjusted Operating Income (Loss)	June 30,		June 30,
(unaudited, dollars in millions)	2016	2015	2016	2015
Gathering, Processing and Transportation	$(1.9)	$4.3	$(2.9)	$11.2
Logistics and Marketing	(1.8)	(1.7)	0.3	(1.5)
Adjusted operating income (loss)	(3.7)	2.6	(2.6)	9.7
MEP Corporate	(0.8)	(1.1)	(2.0)	(2.8)
Adjusted operating income (loss)	$(4.5)	$1.5	$(4.6)	$6.9

Gathering, Processing and Transportation – Second quarter operating loss for the Gathering, Processing and Transportation segment was $185.5 million lower than the same period of 2015. The decrease in segment operating loss was primarily attributable to a goodwill impairment charge that was recorded during the three months ended June 30, 2015. No similar charge was recorded in the current quarter.

Second quarter adjusted operating results for the Gathering, Processing and Transportation segment were $6.2 million lower than the same period of 2015. The decrease in segment adjusted operating income was predominantly attributable to lower natural gas and NGL system production volumes, in addition to lower commodity prices, net of hedges. Lower system volumes were primarily attributable to the continued low commodity price environment for hydrocarbons, which has resulted in reductions in drilling activity from producers in the areas in which we operate. The decrease in adjusted operating income was partially offset by reductions in operating and administrative expenses from enacted cost reduction measures.

Midcoast Operating	Three months ended		Six months ended
Gathering, Processing and Transportation Throughput	June 30,		June 30,
(MMBtu per day)	2016	2015	2016	2015
East Texas	931,000	968,000	939,000	988,000
Anadarko	637,000	794,000	645,000	811,000
North Texas	203,000	274,000	210,000	281,000
Total	1,771,000	2,036,000	1,794,000	2,080,000

NGL Production
(Barrels per day)	2016	2015	2016	2015
Total System Production	71,747	81,056	72,666	81,051

Logistics and Marketing –Second quarter operating loss for the Logistics and Marketing segment was $11.8 million lower than the same period of 2015. The decrease in segment operating loss was primarily attributable to a goodwill impairment charge that was recorded during the three months ended June 30, 2015. No similar goodwill impairment charge was recorded in the current quarter.

Second quarter adjusted operating loss for the Logistics and Marketing segment was $0.1 million higher than the same period of 2015. The increase in segment adjusted operating loss was predominantly attributable to a decrease in commodity prices and the resulting decrease in system natural gas and NGL volumes from reduced drilling activities. The decrease in adjusted operating loss was largely offset by reductions in operating and administrative expenses from enacted cost reduction measures.

MANAGEMENT REVIEW OF QUARTERLY RESULTS

Midcoast Partners will host a conference call at 8:30 a.m. Eastern Time on Thursday, July 28, 2016 to review its second quarter 2016 financial results. The call will be webcast live over the internet and may be accessed on the Midcoast Partners website under “Events and Presentations” or directly at http://edge.media-server.com/m/p/q9k4zcft.

Presentation slides and condensed financial statements will also be available on the Partnership’s website at the link below.

http://www.midcoastpartners.com under “Events and Presentations”

Replay Information

A webcast replay will be available at the link above approximately two hours after the conclusion of the event. A transcript will be posted to the website within approximately 24 hours.

NON-GAAP RECONCILIATIONS

Adjusted net income (loss) for the Partnership and adjusted operating income (loss) for the principal business segments are provided to illustrate trends in income excluding non-cash unrealized derivative fair value losses and gains and other items that we believe are not indicative of our core operating results and business outlook. The derivative non-cash losses and gains result from marking to market certain financial derivatives used by the Partnership for hedging purposes that do not qualify for hedge accounting treatment in accordance with the authoritative accounting guidance as prescribed under generally accepted accounting principles in the United States. Non-GAAP measures no longer include make-up rights and option premium amortization adjustments. These changes will be made on a prospective basis and are not material for historical periods presented.

Midcoast Energy Partners	Three months ended		Six months ended
Adjusted Net Income (Loss)	June 30,		June 30,
(unaudited; dollars in millions except per unit amounts)	2016	2015	2016	2015
Net loss attributable to general and limited partner
ownership interests in Midcoast Energy Partners, L.P.	$(36.8)	$(136.5)	$(57.0)	$(156.5)
Noncash derivative fair value losses (gains)
-Gathering, Processing and Transportation	21.0	15.3	34.0	23.5
-Logistics and Marketing	2.6	(2.6)	3.6	7.3
Make-up rights adjustment	-	-	-	(0.3)
Option premium amortization	-	(1.8)	0.6	(2.5)
Goodwill impairment	-	116.9	-	116.9
Asset impairment	5.5	6.3	5.5	6.3
Adjusted net loss	$(7.7)	$(2.4)	$(13.3)	$(5.3)
Adjusted net loss attributable to limited partners	$(7.5)	$(2.3)	$(13.0)	$(5.1)
Weighted average units (millions)	45.2	45.2	45.2	45.2
Adjusted net loss per limited partner unit (dollars)	$(0.16)	$(0.06)	$(0.28)	$(0.12)

Midcoast Operating	Three months ended		Six months ended
Gathering, Processing and Transportation	June 30,		June 30,
(unaudited; dollars in millions)	2016	2015	2016	2015
Operating loss	$(42.6)	$(228.1)	$(69.9)	$(235.7)
Noncash derivative fair value losses	40.7	29.6	65.8	45.5
Option premium amortization	-	(3.3)	1.2	(4.7)
Goodwill impairment	-	206.1	-	206.1
Adjusted operating income (loss)	$(1.9)	$4.3	$(2.9)	$11.2

Midcoast Operating	Three months ended		Six months ended
Logistics and Marketing	June 30,		June 30,
(unaudited; dollars in millions)	2016	2015	2016	2015
Operating loss	$(17.5)	$(29.3)	$(17.4)	$(48.3)
Noncash derivative fair value losses (gains)	5.1	(5.1)	7.1	14.1
Goodwill impairment	-	20.4	-	20.4
Asset impairment	10.6	12.3	10.6	12.3
Adjusted operating income (loss)	$(1.8)	$(1.7)	$0.3	$(1.5)

Adjusted EBITDA and Distributable Cash Flow

Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) is used as a supplemental financial measurement to manage the performance of the entity. Distributable cash flow is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to pay interest costs and make cash distributions to unitholders of the Partnership. MOLP adjusted EBITDA, inclusive of other cash items is used as a supplemental financial measurement to assess liquidity and the ability to generate cash sufficient to make cash distributions to the partners of Midcoast Operating. The following reconciliations of net income (loss) to adjusted EBITDA, net cash provided by (used in) operating activities to MOLP adjusted EBITDA, and net cash provided by (used in) operating activities to distributable cash flow are provided because adjusted EBITDA and distributable cash flow are not financial measures recognized under generally accepted accounting principles.

Midcoast Partners	Three months ended		Six months ended
Adjusted EBITDA	June 30,		June 30,
(unaudited; dollars in millions)	2016	2015	2016	2015
Net loss attributable to general and limited partner
ownership interest in Midcoast Energy Partners, L.P.	$(36.8)	$(136.5)	$(57.0)	$(156.5)
Depreciation and amortization	40.0	40.8	79.5	79.1
Income tax expense (benefit)	0.5	(3.1)	1.4	(2.3)
Interest expense, net	8.2	7.2	16.5	13.9
Net loss attributable to noncontrolling interest	(26.2)	(120.0)	(36.3)	(130.1)
Noncash derivative fair value losses	45.8	24.5	72.9	59.6
Option premium amortization	-	(3.3)	1.2	(4.7)
Make-up rights adjustment	-	0.1	0.1	(0.5)
Goodwill impairment	-	226.5	-	226.5
Asset impairment	10.6	12.3	10.6	12.3
Adjusted EBITDA	42.1	48.5	88.9	97.3
Less: Adjusted EBITDA attributable to EEP retained interest	(20.8)	(24.0)	(44.0)	(48.4)
Adjusted EBITDA attributable to MEP	$21.3	$24.5	$44.9	$48.9
Adjusted EBITDA attributable to EEP retained interest	20.8	24.0	44.0	48.4
Other	0.7	0.9	1.8	2.6
Adjusted EBITDA attributable to MOLP(1)	$42.8	$49.4	$90.7	$99.9

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

Midcoast Operating	Three months ended		Six months ended
Adjusted EBITDA	June 30,		June 30,
(unaudited; dollars in millions)	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$(20.5)	$(29.0)	$102.8	$139.2
Changes in operating assets and liabilities,
net of cash acquired	54.1	70.9	(35.8)	(53.1)
Income tax expense (benefit)	0.5	(3.1)	1.4	(2.3)
Interest expense, net	8.2	7.2	16.5	13.9
Option premium amortization	-	(3.3)	1.2	(4.7)
Other	0.5	6.7	4.6	6.9
Adjusted EBITDA attributable to MOLP (1)	$42.8	$49.4	$90.7	$99.9
G&A abatement	6.3	6.2	12.5	12.5
Texas Express distributions in excess of equity earnings	2.4	4.0	5.5	7.0
MOLP adjusted EBITDA, inclusive of other cash items (1)	$51.5	$59.6	$108.7	$119.4

(1)	Adjusted EBITDA attributable to MEP is inclusive of public partnership expenses. However, Adjusted EBITDA attributable to MOLP is not inclusive of public partnership expenses attributable to MEP.

Midcoast Partners	Three months ended		Six months ended
Distributable Cash Flow	June 30,		June 30,
(unaudited; dollars in millions)	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$(20.5)	$(29.0)	$102.8	$139.2
Changes in operating assets and liabilities,
net of cash acquired	54.1	70.9	(35.8)	(53.1)
Option premium amortization	-	(3.3)	1.2	(4.7)
Amounts attributable to EEP retained interest	(20.5)	(25.7)	(43.3)	(50.1)
Maintenance capital expenditures	(3.6)	(4.6)	(7.5)	(7.7)
G&A abatement	3.3	3.2	6.5	6.5
Texas Express distribution in excess of equity earnings	1.2	2.1	2.8	3.6
Distribution support agreement(1)	2.3	-	3.1	-
Other	0.2	5.8	3.2	4.3
Distributable cash flow	$16.5	$19.4	$33.0	$38.0

(1)	Distribution agreement in place with sponsor to support 1.0x coverage of the then declared distribution with a term through 2017, and no requirement for MEP to reimburse EEP for adjusted distributions.

About Midcoast Energy Partners, L.P.

Midcoast Energy Partners, L.P. (NYSE: MEP), is a limited partnership formed by EEP to serve as EEP's primary vehicle for owning and growing its natural gas and natural gas liquids (NGLs) midstream business in the United States. Our assets consist of a 51.6 percent controlling interest in Midcoast Operating, L.P., a Texas limited partnership that owns a network of natural gas and NGL gathering and transportation systems, natural gas processing and treating facilities and NGL fractionation facilities primarily located in Texas and Oklahoma. Midcoast Operating also owns and operates natural gas, condensate and NGL logistics and marketing assets that primarily support its gathering, processing and transportation business. Through our ownership of Midcoast Operating's general partner, we control, manage and operate these systems.

EEP owns 100 percent of Midcoast Holdings, L.L.C., the general partner of Midcoast Partners and holds an approximate 54 percent interest in Midcoast Partners. EEP owns and operates a diversified portfolio of crude oil and, through Midcoast Partners, natural gas transportation systems in the United States. Its principal crude oil system is the largest pipeline transporter of growing oil production from western Canada and the North Dakota Bakken formation.

Forward-Looking Statements

This news release includes forward-looking statements, which are statements that frequently use words such as "anticipate," "believe," “consider,” "continue," "could," "estimate," "expect," “explore,” “evaluate,” "forecast," "intend," "may," "plan," "position," "projection," "should," "strategy," “opportunity,” "target," "will" and similar words. Although we believe that such forward-looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond the ability of Midcoast Energy Partners, L.P. (the “Partnership”) to control or predict. The Partnership’s forward-looking statements are subject to risks and uncertainties pertaining to operating performance, regulatory parameters, project approval and support, weather, economic conditions, interest rates and commodity prices, including but not limited to the following specific factors that could cause actual results to differ from those in the forward-looking statements: (1) changes in the demand for or the supply of, forecast data for, and price trends related to natural gas, natural gas liquids and crude oil and the response by natural gas and crude oil producers to changes in any of these factors; (2) the Partnership’s ability to successfully complete and finance expansion projects; (3) the effects of competition, in particular, by other pipeline and gathering systems, as well as other processing and treating plants; (4) shut-downs or cutbacks at the Partnership’s facilities or refineries, petrochemical plants, utilities or other businesses for which the Partnership transports products or to whom the Partnership sells products; (5) hazards and operating risks that may not be covered fully by insurance; (6) changes in or challenges to the Partnership’s rates; (7) changes in laws or regulations to which the Partnership is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance; and (8) cost overruns and delays on construction projects resulting from numerous factors.

Forward-looking statements regarding “drop-down” opportunities are further qualified by the fact that Enbridge Energy Partners, L.P. is under no obligation to offer to sell us additional interests in Midcoast Operating, L.P., and we are under no obligation to buy any such additional interests. As a result, we do not know when or if any such additional interests will be purchased.

Except to the extent required by law, we assume no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Reference should also be made to the Partnership’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2015 and any subsequently filed Quarterly Reports on Form 10-Q and current Reports on Form 8-K for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at the Partnership’s web site.

Tax notification

This release serves as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d). Please note that 100 percent of Midcoast Energy Partners, L.P.’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Midcoast Energy Partners, L.P.’s distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Midcoast Energy Partners, L.P., are treated as withholding agents responsible for withholding distributions received by them on behalf of foreign investors.

FOR FURTHER INFORMATION PLEASE CONTACT:

Sanjay Lad, CFA	Terri Larson, APR
Investment Community	Media
Toll-free: (855) MEP-7222 or (855) 637-7222	Toll-free: (877) 496-8142
E-mail: mep@enbridge.com	E-mail: usmedia@enbridge.com

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